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EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective the 1st day of February 2002, by and between TEQ-1 Corporation, a Nevada corporation (hereinafter referred to as "Company"), and Tammy Gehring, an individual residing in Utah (hereinafter referred to as "Employee"), (collectively referred to as the "Parties").


                                  WITNESSETH:

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee agree as follows:


1. Employment. The Company hereby employs the Employee and the Employee accepts employment as Employee of the Company upon the terms and conditions set forth in this Agreement.

2. Term. The term of this Agreement shall commence February 1, 2002, and shall continue for a term of one (1) year. This Agreement may be renewed at the end of the term, for an additional term by an instrument in writing, agreed to and executed by the Parties. If no instrument in writing is executed by the Parties for additional term, then the employment will continue on a month-to-month basis subject to termination by either party upon thirty (30) days written notice to the other party.

3. Duties / Limitations. During the term of this Agreement, Employee shall continue to serve on the board of directors of the Company and as president, secretary and treasurer of the Company. Employee shall be responsible for developing relationships with clients; consulting with clients and generating revenues; managing the company finances including but not limited to purchases, sales, payroll, accounts payable, accounts receivable, bank reconciliation, and inventory management; overseeing the preparation of financial statements and SEC filings; filing of company taxes in a timely fashion, including sales, income, payroll, franchise and other necessary taxes; hiring employees; overseeing purchase of office supplies and materials necessary for operation of the Company's business; developing financing arrangements with vendors, banks and investors as necessary; performing any other tasks or obligations normally associated with Employee's position within industry standards. Employee shall devote her time and energy to the affairs and interests of the Company on an "as needed" basis.

4. Extent of Services / Conduct. The Employee may serve as a director or in any other capacity or perform services for other organizations, including organizations whose activities may involve or relate to the business of the Company, and volunteer for charitable organizations.
     The Employee pledges her careful avoidance of all personal acts, habits, usage's, and statements, which might injure, in any way, directly or indirectly, affect the personal or business reputation of the Company.

5. Compensation. As compensation for the services to be rendered hereunder, the Company shall pay to Employee:

     (a) A base salary in the amount of $1,500.00 per month, payable Monthly or as the Parties may agree. Employee's salary shall be paid, as funds are available.



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     (b)  Such additional sums may be awarded at the calendar year end of the
          Company as bonus compensation. Such bonuses shall be approved by the board of directors of the Company and will be based on, but not limited to, the performance of Employee and the income from operations of the Company. Such bonus compensation, if awarded, will be treated as a salary increment.

6. Expenses. The Employee may incur reasonable expenses for promoting the Company's business, including reasonable expenses for office space, entertainment, travel, and similar items. The Company will reimburse the Employee for all such pre-approved expenses upon the Employee's periodic presentation of an itemized account of such expenditures.

7. Non-Disclosure of Information. In further consideration of employment and the continuation of employment by the Company, Employee will not, directly or indirectly, during or after the term of employment disclose to any person not authorized by the Company to receive or use such information, except, for the sole benefit of the Company, any of the Company's confidential or proprietary data, information, or techniques, or give to any person not authorized by the Company to receive it, any information that is not generally known to anyone other than the Company or that is designated by the Company as "Limited," "Private," or "Confidential," or similarly designated.

8. Disability. If Employee is unable to perform the duties set forth in this Agreement by reason of illness or incapacity, the base salary payable to her under Paragraph 5 of this Agreement shall continue only in accordance with decisions reached by the Board of Directors or pursuant to any written policy of the Company.

9. Fringe Benefits. In addition to the compensation to the Employee under Paragraph 5, the Employee shall be entitled to, during the term of this Agreement, participate in any benefit plans adopted by the Company, including, without limitation, health, retirement, disability, and life insurance benefit plans, but only to the extent that the Employee has satisfied the eligibility requirements of the respective plans and the benefits are offered to all other employees of the Company.

10. Termination for Cause. The Company may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause" includes, without limitation, the Employee's (i) neglect or intentional disregard of duties, (ii) unauthorized disclosure of confidences of the Company, (iii) conviction of felony or any crime involving moral turpitude by a court of competent jurisdiction, (iv) willful misconduct,
     (v) excessive use of alcohol on repeated occasions or addiction to narcotics, (vi) breach of this Agreement, or (vii) dishonesty. Upon termination of employment, the Company shall be under no further obligation to Employee under this Agreement, except as otherwise stated in this Agreement.

11. Termination upon Sale of Business. The Company may terminate this Agreement upon thirty (30) days written notice to the Employee upon the happening of any of the following events:

     (a) The sale, by the Company, of substantially all of its assets to a single purchaser or group of associated purchasers; or

     (b) The sale, exchange, or other disposition to a single entity or group of entities under common control in one transaction or series of related transactions of greater than fifty percent (50%) of the outstanding shares of the Company's common stock; or

     (c) A decision by the Company to terminate its business and liquidate its assets; or



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     (d)  The merger or consolidation of the Company in a transaction in which the shareholders of the Company receive less than fifty percent
          (50%) of the outstanding voting shares of the new or continuing corporation.

12. Death During Employment. If the Employee dies during the term of this Agreement, then the Company shall pay to the designated beneficiary of the Employee the compensation that would otherwise be payable to the Employee up through the end of the term of this Agreement and this Agreement shall be terminated. In addition, the Company shall pay any accrued but unpaid salary and all other amounts owed to Employee. If the Employee has made no beneficiary designation, then amount due hereunder shall be paid to the Employee's estate. Any obligation that Employee may owe the Company for repayment or otherwise shall be forgiven.

13. Prior Employment Agreement. All amounts owed to Employee under the prior employment agreement with the Company, shall be due and payable, upon request of Employee. All amounts not paid to Employee under the prior agreement shall continue to accrue in the books and records of the Company, until paid in full.

14.  Miscellaneous.

     (a) The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the Parties hereto. This Agreement represents the entire Agreement among the Parties, and terminates any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the Parties hereto and their successors, heirs and assigns. This Agreement may only be assigned, amended or modified by an instrument in writing, agreed to and executed by the Parties.

     (a) No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

     (b) The laws of the State of Utah shall govern the validity, interpretation, and performance of this Agreement and any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

TEQ-1 Corporation (Company)             Tammy Gehring (Employee)

  /S/ TAMMY GEHRING                         /S/ TAMMY GEHRING
______________________________________    ____________________________________
By:  Tammy Gehring, President           By:  Tammy Gehring, an Individual




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